Management’s Assertion on Compliance with Applicable

Regulation AB Servicing Criteria

1.      Rialto Capital Advisors, LLC (“Rialto”), the Special Servicer in the agreements listed on Exhibit 1 (the “Pooling and Servicing Agreements”), and is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, for the period from January 1, 2017, up to and including December 31, 2017, or applicable shorter period there within, (the “Reporting Period”), as set forth in Appendix A hereto. The transactions covered by this report include the transactions listed on Exhibit 1 that are commercial mortgage-asset backed securities transactions for which Rialto acted as Special Servicer on or after January 1, 2017, or for the Applicable Certification Period as listed on Exhibit 1 (the “Platform”), and were registered after January 1, 2006, with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

2.      Rialto has engaged certain vendors (the “Vendors”) to perform specific, limited, or scripted activities, and Rialto elects to take responsibility for assessing compliance with the servicing criteria, or portion of the servicing criteria, applicable to such Vendors’ activities as set forth in Appendix A hereto. Rialto has determined its Vendors are not “servicers” as defined in Item 1101 (j) of Regulation AB and asserts that it has policies and procedures in place to provide reasonable assurance that the Vendors’ activities comply, in all material respects, with the servicing criteria applicable to each vendor;

3.      Except as set forth in paragraph 4 below, Rialto used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4.      The criteria listed in the column titled “Inapplicable Servicing Criteria” on Appendix A hereto are inapplicable to Rialto based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5.      Rialto has complied, in all material respects, with the applicable servicing criteria as of December 31, 2017, and for the Reporting Period with respect to the Platform taken as a whole.

6.      Rialto has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2017, and for the Reporting Period with respect to the Platform taken as a whole;

7.      Rialto has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2017, and for the Reporting Period with respect to the Platform taken as a whole; and

8.      NDB Accountants & Consultants, LLP, a registered public accounting firm, has issued an attestation report on Rialto’s assessment of compliance with the applicable servicing criteria for the Reporting Period.

Date: March 1, 2018

Name: Adam Singer

Title: Managing Director

Signature:	/s/ Adam Singer

Management's Assertion on Compliance

Exhibit 1

Pooling and Servicing Agreements	Applicable Certification Period
WFRBS 2012-C8	January 1, 2017 to December 31, 2017
FDIC 2012-C1	January 1, 2017 to December 31, 2017
WFCM 2012-LC5	January 1, 2017 to December 31, 2017
UBS-Barclays 2012-C3	January 1, 2017 to December 31, 2017
UBS-Barclays 2012-C4	January 1, 2017 to December 31, 2017
GSMS 2012-GCJ9	January 1, 2017 to December 31, 2017
JPMCC 2012-LC9	January 1, 2017 to December 31, 2017
COMM 2013-LC6	January 1, 2017 to December 31, 2017
WFRBS 2013-C12	January 1, 2017 to December 31, 2017
UBS-Barclays 2013-C6	January 1, 2017 to December 31, 2017
GSMS 2013-GCJ12	January 1, 2017 to December 31, 2017
WFRBS 2013-C14	January 1, 2017 to December 31, 2017
WFRBS 2011-C5	January 1, 2017 to December 31, 2017
WFCM 2013-LC12	January 1, 2017 to December 31, 2017
WFRBS 2011-C2	January 1, 2017 to December 31, 2017
WFRBS 2011-C3	January 1, 2017 to December 31, 2017
WFRBS 2011-C4	January 1, 2017 to December 31, 2017
UBS-Citigroup 2011-C1	January 1, 2017 to December 31, 2017
UBS 2012-C1	January 1, 2017 to December 31, 2017
WFRBS 2012-C6	January 1, 2017 to December 31, 2017
GSMS 2011-GC3	January 1, 2017 to December 31, 2017
COMM 2013-LC13	January 1, 2017 to December 31, 2017
WFRBS 2013-C16	January 1, 2017 to December 31, 2017
GSMS 2013-GCJ16	January 1, 2017 to December 31, 2017
WFRBS 2013-C17	January 1, 2017 to December 31, 2017
GSMS 2012-GC6	January 1, 2017 to December 31, 2017
MSBAM 2013-C13	January 1, 2017 to December 31, 2017
COMM 2014-CCRE14	January 1, 2017 to December 31, 2017
MSBAM 2014-C14	January 1, 2017 to December 31, 2017
WFRBS 2014-LC14	January 1, 2017 to December 31, 2017
COMM 2014-LC15	January 1, 2017 to December 31, 2017
WFRBS 2014-C20	January 1, 2017 to December 31, 2017
COMM 2014-CCRE18	January 1, 2017 to December 31, 2017
CGCMT 2014-GC23	January 1 , 2017 to December 31, 2017
MSBAM 2014-C17	January 1, 2017 to December 31, 2017
COMM 2014-UBS5	January 1, 2017 to December 31, 2017
MSBAM 2014-C18	January 1, 2017 to December 31, 2017
COMM 2012-CCRE4	January 1, 2017 to December 31, 2017
COMM 2012-LC4	January 1, 2017 to December 31, 2017
WFRBS 2014-C24	January 1, 2017 to December 31, 2017
JPMBB 2014-C25	January 1, 2017 to December 31, 2017
LCCM 2014-909	January 1, 2017 to December 31, 2017
MLMI 1998-C3	January 1, 2017 to December 31, 2017
WFCM 2014-LC18	January 1, 2017 to December 31, 2017
COMM 2015-DC1	January 1, 2017 to December 31, 2017
GSMS 2015-GC28	January 1, 2017 to December 31, 2017
WFCM 2015-C27	January 1, 2017 to December 31, 2017
WFCM 2015-LC20	January 1, 2017 to December 31, 2017

 Management's Assertion on Compliance

WFCM 2015-NXS1	January 1, 2017 to December 31, 2017
CSAIL 2015-C2	January 1, 2017 to December 31, 2017
WFCM 2015-NXS2	January 1, 2017 to December 31, 2017
COMM 2015-PC1	January 1, 2017 to December 31, 2017
CSAIL 2015-C3	January 1, 2017 to December 31, 2017
WFCM 2015-SG1	January 1, 2017 to December 31, 2017
WFCM 2015-LC22	January 1, 2017 to December 31, 2017
COMM 2015-CCRE27	January 1, 2017 to December 31, 2017
WFCM 2015-NXS4	January 1, 2017 to December 31, 2017
MSCI 2015-UBS8	January 1, 2017 to December 31, 2017
CSAIL 2016-C5	January 1, 2017 to December 31, 2017
WFCM 2016-C32	January 1, 2017 to December 31, 2017
WFCM 2016-NXS5	January 1, 2017 to December 31, 2017
CGCMT 2015-GC27 (Special Servicer solely for the Boca Hamptons Plaza Portfolio Loan)	January 1, 2017 to December 31, 2017
WFCM 2016-C33	January 1, 2017 to December 31, 2017
MSBAM 2016-C29	January 1, 2017 to December 31, 2017
CFCRE 2016-C4	January 1, 2017 to December 31, 2017
GSMS 2016-GS2 (Special Servicer solely for the Veritas Multifamily Pool 2 only)	January 1, 2017 to December 31, 2017
BACM 2016-UBS10	January 1, 2017 to December 31, 2017
SGCMS 2016-C5	January 1, 2017 to December 31, 2017
WFCM 2016-BNK1	January 1, 2017 to December 31, 2017
CD 2016-CD1	January 1, 2017 to December 31, 2017
GSMS 2016-GS3	January 1, 2017 to December 31, 2017
MSBAM 2016-C31	January 1, 2017 to December 31, 2017
CGCMT 2016-C3	January 1, 2017 to December 31, 2017
CFCRE 2016-C6	January 1, 2017 to December 31, 2017
CSAIL 2016-C7	January 1, 2017 to December 31, 2017
MSCI 2016-UBS12	January 1, 2017 to December 31, 2017
BBCMS 2017-C1	February 27, 2017 to December 31, 2017
GSMS 2017-GS5	March 21, 2017 to December 31, 2017
CGCMT 2017-P7	April 18, 2017 to December 31, 2017
BANK 2017-BNK4	April 19, 2017 to December 31, 2017
CD 2017-CD4	May 17, 2017 to December 31, 2017
CFCRE 2017-C8	June 8, 2017 to December 31, 2017
JPMCC 2017-JP6	June 16, 2017 to December 31, 2017
CD 2017-CD5	August 15, 2017 to December 31, 2017
GSMS 2017-GS7	August 24, 2017 to December 31, 2017
BANK 2017-BNK7	September 28, 2017 to December 31, 2017
CSAIL 2017-CX9	September 29, 2017 to December 31, 2017
UBS 2017-C4	October 18, 2017 to December 31, 2017
MSBAM 2012-C5	October 20, 2017 to December 31, 2017
UBS 2017-C6	December 13, 2017 to December 31, 2017
BANK 2017-BNK9	December 20, 2017 to December 31, 2017

Management's Assertion on Compliance

APPENDIX A

Servicing Criteria
Reference	Criteria	Performed by Servicer	Inapplicable Servicing Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the [pool assets] are maintained.		X
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X
1122(d)(i)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X
Cash Collection and Administration
1122(d)(2)(i)	Payments on [pool assets] are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X1
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	X
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X2
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of	X

Management's Assertion on Compliance

Servicing Criteria
Reference	Criteria	Performed by Servicer	Inapplicable Servicing Criteria
their original identification, or such other number of days specified in the transaction agreements.
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of [pool assets] serviced by the Servicer.	X3
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.		X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.		X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.		X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on [pool assets] is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	[pool asset] and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)	Payments on [pool assets], including any payoffs, made in accordance with the related [pool asset] documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related [pool asset] documents.		X4
1122(d)(4)(v)	The Servicer’s records regarding the [pool assets] agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.		X
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s [pool assets] (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X

Management's Assertion on Compliance

Servicing Criteria
Reference	Criteria	Performed by Servicer	Inapplicable Servicing Criteria
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a [pool asset] is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent [pool assets] including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for [pool assets] with variable rates are computed based on the related [pool asset] documents.		X
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s [pool asset] documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable [pool asset] documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related [pool assets], or such other number of days specified in the transaction agreements.		X
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.		X
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.		X
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.		X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.		X5
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X

1)	Rialto Capital Advisors, LLC performs the activities pertaining to these criteria, except for specific, limited activities performed by its third party property managers relating to REO Property, if any. Rialto has elected to take responsibility for assessing compliance with these servicing criteria with respect to the activities of its third party property managers.

2)	Payment activities are processed by Rialto’s Accounts Payable department, however, unissued check stocks are controlled and physically maintained at a different location (the parent/affiliate company, Lennar) and are not accessible to Rialto personnel. Although this criteria is addressed by a parent/affiliate organization, Rialto has accepted responsibility for this criteria.

3)	Only items (A) and (B) of the Servicing Criteria are applicable to Rialto Capital Advisors, LLC as special servicer. Items (C) and (D) are inapplicable as the responsibility for filing reports with the Commission and agreeing totals to the Servicer records rests with the Trustee and/or Certificate Administrator, as applicable.

4)	Primary responsibility for processing borrower payments rests with the Master Servicer, however, Rialto Capital Advisors, LLC may from time to time receive payments on an exception basis which are forwarded to the Master Servicer in accordance with such criterion.

Management's Assertion on Compliance

5)	Rialto Capital Advisors, LLC provides the applicable Master Servicer relating to each deal with the final recovery determination and data utilized to complete IRS Form 1099C on loans with charge-offs, however, the ultimate responsibility for adjusting the loan record, reporting to the IRS, and delivering 1099C Forms to the borrower rests with the Master Servicer.

Management's Assertion on Compliance